EXHIBIT INDEX

(h)(7) Transfer Agency Agreement between Registrant on behalf of AXP Partners International Select Value Fund and AXP Partners International Aggressive Growth Fund, AXP Partners International Core Fund and AXP Partners International Small Cap Fund and American Express Client Service Corporation dated May 1, 2003.

(h)(9) Fee Waiver Agreement concerning AXP Partners International Aggressive Growth Fund dated as of Nov. 1, 2003.

(h)(10) Fee Waiver Agreement concerning AXP Partners International Core Fund dated as of Nov. 1, 2003.

(h)(11) Fee Waiver Agreement concerning AXP Partners International Select Value Fund dated as of Nov. 1, 2003.

(h)(12) Fee Waiver Agreement concerning AXP Partners International Small Cap Fund dated as of Nov. 1, 2003.

(i) Opinion and Consent of Counsel as to the legality of the securities being registered.

(j)      Independent Auditors' Consent.

(p)(3) Code of Ethics dated June 2003 adopted under Rule 17j-1 for AXP Partners International Select Value Fund and Alliance Capital Management, L.P.

(p)(4) Code of Ethics dated Nov. 14, 2003 adopted under Rule 17j-1 for AXP Partners International Aggressive Growth Fund and Columbia Wanger Asset Management, L.P.

(p)(5) Code of Ethics updated 2002 adopted under Rule 17j-1 for AXP Partners International Aggressive Growth Fund and American Century Investment Management, Inc.

(p)(8) Code of Ethics dated May 2003 adopted under Rule 17j-1 for AXP Partners International Small Cap Fund and Templeton Investment Counsel, LLC.

(p)(9) Code of Ethics dated April 30, 2003 adopted under Rule 17j-1 for AXP Partners International Small Cap Fund and Wellington Management Company, LLP.